EXHIBIT 23.1

Consent of Independent Certified Public Accountants

International Fuel Technology, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-74596,  333-96261, and 333-98699) of our report dated January 23, 2004 relating to the financial statements of International Fuel Technology, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO SEIDMAN, LLP

Chicago, Illinois
March 19, 2004